Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate				As of 9/30/2015

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses1 2
$21.7 Billion	10/02/1995	QREARX	0.87%

Portfolio Strategies

This variable annuity account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expense needs. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related assets with the goal of producing favorable long-term returns. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account may also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments may not comprise more than 25% of the Account’s net assets. The Account will invest the remaining portion of its assets (targeted between 15% and 25% of net assets) in publicly traded, liquid investments.

Learn More

For more information please contact:
800 842-2252
Weekdays 8 a.m. to 10 p.m. ET,
Saturdays 9 a.m. to 6 p.m. ET,
or visit tiaa-cref.org

Performance

	Total Return			Average Annual Total Return
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	2.00%	6.43%	10.40%	10.14%	11.47%	4.39%	6.50%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your accumulation units. For current performance information, including performance to the most recent month-end, please visit tiaa-cref.org, or call 800 842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1]	Expenses are estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.
[2]	The Account’s total annual expense deduction appears in the Account’s prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on September 30, 2005 and redeemed on September 30, 2015.

— TIAA Real Estate Account	$15,372

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type	(As of 9/30/2015)	Properties by Region	(As of 9/30/2015)
% of Real Estate Investments3 4		% of Real Estate Investments[3]
Office	42.1	East	40.0
Apartment	24.6	West	35.1
Retail	15.7	South	23.3
Industrial	14.5	Midwest	1.6
Other	3.1

[3]	Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.
[4]	Other properties represents interest in Storage Portfolio investment and a fee interest encumbered by a ground lease real estate investment.

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 9/30/2015

Portfolio Composition	(As of 9/30/15)
Investments by Type	% of Net Assets
Real Estate Properties (Net Of Debt)	57.1%
Short Term Investments	17.9%
Real Estate Joint Venture And Limited Partnerships	16.7%
Marketable Securities Real Estate Related	7.8%
Mortgage Loan Receivable	0.5%
Other (Net Receivable/Liability)	0.0%

Top 10 Holdings[5]	(As of 9/30/15)
% of Total Investments[6]
1001 Pennsylvania Avenue	3.5%
The Florida Mall	2.7%
Colorado Center	2.3%
DDR Joint Venture	2.1%
99 High Street	2.1%
Fourth and Madison	2.1%
425 Park Avenue	1.9%
501 Boylston Street	1.8%
780 Third Avenue	1.8%
Ontario Industrial Portfolio	1.8%

Market Recap

Real Estate Market Conditions Continue to Improve Amid Slower Job Growth

Job growth moderated during the third quarter when the Bureau of Labor Statistics reported that 501,000 jobs were added as compared to 692,000 during the second quarter of 2015. Slower growth occurred across most of the major industry sectors while the manufacturing and mining sectors both shed jobs. Overall, monthly average job gains slowed to 167,000 per month while the unemployment rate ticked down to 5.1% in September from 5.3% in June.

Historically, financial services and professional and business services have been a significant source of office space demand. During the third quarter, the financial services sector added 27,000 jobs as compared to 37,000 in the second quarter. Professional and business services added 98,000 jobs in the third quarter and 202,000 in the second quarter. Demand has also been supplemented by robust demand from technology and entertainment companies in some markets. On the whole, office market conditions improved slightly during the third quarter. CB Richard Ellis Econometric Advisors (“CBRE-EA”) reported that the national vacancy rate ticked down to 13.4% from 13.5% previously, with vacancy rate declines in 37 of 62 markets. Gradual but steady improvement in office market conditions has brought the national vacancy rate to its lowest level since mid-2008.

Industrial market conditions are influenced by economic growth, industrial production and international trade. The ongoing economic recovery contributed to a decline in the national industrial availability rate to 9.6% in the third quarter from 9.8% in the second quarter. CBRE-EA expects further declines in the availability rate to slow or even reverse in some markets as construction begins to increase. However, improvements in industrial market conditions remained wide-spread in the third quarter with availability rates declining in 39 of 57 markets.

Apartment market conditions tightened further during the third quarter as the national vacancy rate inched down to 4.2% from 4.3% in the second quarter. However, low vacancy rates and strong rent growth have resulted in significant new supply nationally. Thus far, demand has generally kept pace with new supply in most markets, and CBRE-EA reports “no glaring risk of overbuilding”. Sixteen markets now have vacancy rates below 4.0% including many major East and West coast markets.

Retail sales continued to modestly grow in the third quarter. Preliminary data from the U.S. Census Bureau indicate that retail sales excluding autos and auto parts increased 1.0% versus second quarter 2015. Retail markets saw further modest improvement in the third quarter when the national availability rate ticked down to 11.3% from 11.4% in the second quarter. CBRE-EA expects that further improvement in retail market conditions should soon generate meaningful rent growth.

Important Information

[5]	The top 10 holdings are subject to change and may not be representative of the Account’s current or future investments. The holdings listed only include the Account’s long-term investments. Money market instruments and/or futures contracts, if applicable, are excluded. The holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy or sell a particular security.
[6]	Value as reported in the September 30, 2015 Consolidated Schedule of Investments. Investments owned 100% by the Account are reported based on fair value. Investments in joint ventures are reported at fair value and are presented at the Account’s ownership interest.

This property, 1001 Pennsylvania Avenue, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $485.7 million.
This property, The Florida Mall, is held in a joint venture with Simon Property Group, L.P., in which the Account holds a 50% interest, and is presented net of debt. As of September 30, 2015 this debt had a fair value of $187.4 million.
This property, Colorado Center, is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest.
This investment, DDR, is held in a joint venture with DDR Corp., in which the Account holds an 85% intesest, and consists of 26 retail properties located in 11 states and is presented net of debt. As of September 30, 2015 this debt had a fair value of $691.3 million.
This property, Fourth and Madison, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $289.6 million.
This property, 780 Third Avenue, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $252.0 million.

Real estate investment portfolio turnover rate was 6.5% for the year ended 12/31/2014. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period.

Marketable securities portfolio turnover rate was 15.9% for the year ended 12/31/2014. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.

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TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 9/30/2015

TIAA-CREF Individual & Institutional Services, LLC, Teachers Personal Investors Services, Inc., and Nuveen Securities, LLC, Members FINRA and SIPC, distribute securities products.

Investment, insurance and annuity products: are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.

THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.

A Note About Risks

In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.

The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.

©2015 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund (TIAA-CREF), 730 Third Avenue, New York, NY 10017

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